Exhibit 99.1

Neiman Marcus Group LTD LLC Reports Fourth Quarter and Fiscal Year 2015 Results

DALLAS--(BUSINESS WIRE)--September 22, 2015--Neiman Marcus Group LTD LLC today reported financial results for the fourth quarter and fiscal year ended August 1, 2015. The fourth quarter of fiscal year 2015 and fiscal year 2015 amounts are reported on a thirteen and fifty-two week basis, respectively. For the fourth quarter of fiscal year 2015, the Company reported total revenues of $1.17 billion, representing an increase of 4.9% compared to total revenues of $1.11 billion for the fourth quarter of fiscal year 2014. During this same period, comparable revenues increased 1.9% and the Company reported a net loss of $32.9 million compared to a net loss of $42.1 million for the fourth quarter of fiscal year 2014. Adjusted EBITDA, which is described on page 9 of this release, for the fourth quarter of fiscal year 2015 was $107.9 million compared to Adjusted EBITDA of $111.3 million for the fourth quarter of fiscal year 2014.

For fiscal year 2015, the Company reported total revenues of $5.10 billion, representing an increase of 5.3% compared to total revenues of $4.84 billion for fiscal year 2014.1 During this same period, comparable revenues increased 3.9% and the Company reported net earnings of $14.9 million compared to a net loss of $147.2 million for fiscal year 2014. Adjusted EBITDA for fiscal year 2015 was $710.6 million compared to Adjusted EBITDA of $698.4 million for fiscal year 2014.

Other Items. In October 2014, the Company acquired MyTheresa, a luxury retailer headquartered in Munich, Germany. The operations of MyTheresa are primarily conducted through the MyTheresa.com global luxury website.

Conference Call. A live webcast of the earnings conference call can be accessed through the Investor Information section of the Neiman Marcus Group LTD LLC website at www.neimanmarcusgroup.com on Tuesday, September 22, 2015 beginning at 4:00 p.m. Central Daylight Time. Following the live broadcast, interested parties may replay the webcast by accessing this website. To access financial information that will be presented during the call, please visit the Investor Information section of the Neiman Marcus Group LTD LLC website at www.neimanmarcusgroup.com.

Non-GAAP Financial Measures. In this press release, the Company's financial results are presented both in accordance with U.S. generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures, including Adjusted EBITDA. This non-GAAP financial measure is included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measure to monitor and evaluate the performance of its business and believes the presentation of this measure enhances investors’ ability to analyze trends in the Company’s business and evaluate the Company’s performance relative to other companies in its industry.

1 Amounts presented in this press release for fiscal year 2014 are obtained by adding the results of operations for the Predecessor thirteen week period ended November 2, 2013 and the Successor thirty-nine week period ended August 2, 2014, which is other than in accordance with GAAP. See “Non-GAAP Financial Measures.” For a presentation of the Company’s results of operations for fiscal year 2014 on a GAAP basis showing separate Predecessor and Successor periods, see page 10 of this release.

In addition, on October 25, 2013, in connection with the Company’s acquisition by entities affiliated with Ares Management, L.P. and Canada Pension Plan Investment Board and certain co-investors, the Company merged with and into Mariposa Merger Sub LLC pursuant to an Agreement and Plan of Merger, dated September 9, 2013, by and among Neiman Marcus Group, Inc. (f/k/a NM Mariposa Holdings, Inc.), Mariposa Merger Sub LLC and the Company, with the Company surviving the merger as a wholly owned subsidiary of the Neiman Marcus Group, Inc. (the “Acquisition”). As a result, the accompanying consolidated statements of operations and related information present the Company’s results of operations for the period preceding the acquisition (Predecessor) and the period succeeding the acquisition (Successor). The acquisition was recorded for accounting purposes as of November 2, 2013, the end of the Company’s first quarter in fiscal year 2014. Although not in accordance with GAAP, the Company has presented its results of operations for the fiscal year ended August 1, 2015 by comparing them to the combined amounts obtained by adding the results of operations for the Predecessor thirteen week period ended November 2, 2013 and the Successor thirty-nine week period ended August 2, 2014 because the Company believes that it assists readers in understanding and assessing the trends and significant changes in its results of operations, provides a more meaningful method of comparison and does not impact the drivers of the financial changes between the relevant periods. The combined results of operations have not been prepared on a pro forma basis under applicable regulations and may not reflect the actual results the Company would have achieved absent the Acquisition and may not be predictive of future results of operations.

For more information regarding the Company’s (i) use of non-GAAP financial measures, including the definition of Adjusted EBITDA, and a reconciliation of such financial measure to net earnings (loss), a GAAP measure, and (ii) presentation of combined Predecessor and Successor periods, including a presentation of the Company’s results of operations for fiscal year 2014 on a GAAP basis showing separate Predecessor and Successor periods, see “Non-GAAP Financial Measures” on page 9 of this press release.

Forward-Looking Statements. This press release contains forward-looking statements. In many cases, forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “plan,” “predict,” “expect,” “estimate,” “intend,” “would,” “will,” “could,” “should,” “anticipate,” “believe,” “project” or “continue” or the negative thereof or other similar expressions. The forward-looking statements contained in this press release reflect the Company’s views as of the date of this press release and are based on our expectations and beliefs concerning future events, as well as currently available data as of the date of this press release. While the Company believes there is a reasonable basis for its forward-looking statements, they involve a number of risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results, performance or achievements to differ significantly from those expressed or implied in any forward-looking statement. Therefore, these statements are not guarantees of future events, results, performance or achievements and you should not rely on them. A variety of factors could cause the Company’s actual results to differ materially from the anticipated or expected results expressed in the Company’s forward-looking statements, including those factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. You should keep in mind that the forward-looking statements contained in this press release speak only as of the date of this press release. Except to the extent required by law, the Company undertakes no obligation to update or revise (publicly or otherwise) any forward-looking statements to reflect subsequent events, new information or future circumstances.

NEIMAN MARCUS GROUP LTD LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands)	August 1, 2015	August 2, 2014
	(Successor)	(Successor)
ASSETS
Current assets:
Cash and cash equivalents	$72,974	$196,476
Merchandise inventories	1,154,844	1,069,632
Deferred income taxes	30,714	39,049
Other current assets	126,169	104,617
Total current assets	1,384,701	1,409,774

Property and equipment, net	1,477,886	1,390,266
Favorable lease commitments, net	1,040,440	1,094,767
Other definite-lived intangible assets, net	521,275	587,519
Tradenames	2,036,847	1,970,698
Goodwill	2,272,483	2,148,627
Other assets	142,130	160,075
Total assets	$8,875,762	$8,761,726

LIABILITIES AND MEMBER EQUITY
Current liabilities:
Accounts payable	$342,999	$375,085
Accrued liabilities	465,402	452,172
Current portion of long-term debt	29,426	29,426
Total current liabilities	837,827	856,683

Long-term liabilities:
Asset-based revolving credit facility	130,000	-
Long-term debt	4,551,309	4,580,521
Deferred income taxes	1,471,091	1,540,076
Deferred real estate credits	45,772	4,460
Other long-term liabilities	426,019	347,392
Total long-term liabilities	6,624,191	6,472,449

Total member equity	1,413,744	1,432,594
Total liabilities and member equity	$8,875,762	$8,761,726

NEIMAN MARCUS GROUP LTD LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Fourth Quarter Ended		Fiscal Year Ended
(in thousands)	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014
	(Successor)	(Successor)	(Successor)	(Combined)

Revenues	$1,166,671	$1,112,680	$5,095,087	$4,839,331
Cost of goods sold including buying and occupancy costs	802,925	761,103	3,305,478	3,248,396
Selling, general and administrative expenses	267,409	259,011	1,162,075	1,101,394
Income from credit card program	(12,017)	(12,221)	(52,769)	(55,325)
Depreciation expense	48,960	40,003	185,550	147,573
Amortization of intangible assets	16,189	36,018	82,953	115,303
Amortization of favorable lease commitments	13,652	13,524	54,327	45,043
Other expenses	11,394	8,072	39,474	195,980

Operating earnings	18,159	7,170	317,999	40,967

Interest expense, net	72,004	72,658	289,923	270,054

Earnings (loss) before income taxes	(53,845)	(65,488)	28,076	(229,087)

Income tax expense (benefit)	(20,963)	(23,432)	13,127	(81,906)

Net earnings (loss)	$(32,882)	$(42,056)	$14,949	$(147,181)

NEIMAN MARCUS GROUP LTD LLC
OTHER OPERATING DATA
(UNAUDITED)

OTHER DATA:

	Fourth Quarter Ended		Fiscal Year Ended
(in millions)	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014
	(Successor)	(Successor)	(Successor)	(Combined)

Capital expenditures	$87.5	$62.4	$270.5	$174.0

Depreciation expense	$49.0	$40.0	$185.6	$147.6
Amortization of intangible assets	$16.2	$36.0	$83.0	$115.3
Amortization of favorable
lease commitments	$13.7	$13.5	$54.3	$45.0

Rent expense	$31.2	$27.1	$117.1	$103.7

Adjusted EBITDA	$107.9	$111.3	$710.6	$698.4

NEIMAN MARCUS GROUP LTD LLC
NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

To supplement the Company’s financial information presented in accordance with GAAP, it uses Adjusted EBITDA to monitor and evaluate the performance of its business and believes the presentation of this measure enhances investors’ ability to analyze trends in its business and evaluate its performance relative to other companies in its industry. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, further adjusted to eliminate the effects of items management does not believe are representative of the Company’s ongoing performance. This financial metric is not a presentation made in accordance with GAAP.

Adjusted EBITDA should not be considered as an alternative to operating earnings (loss) or net earnings (loss) as a measure of operating performance. In addition, Adjusted EBITDA is not presented as and should not be considered as an alternative to cash flows as measures of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP.

These limitations include the fact that Adjusted EBITDA: (i) excludes certain tax payments that may represent a reduction in cash available to the Company; (ii) excludes certain adjustments for purchase accounting; (iii) does not reflect changes in, or cash requirements for, the Company’s working capital needs, capital expenditures or contractual commitments; (iv) does not reflect the Company’s significant interest expense; and (v) does not reflect the cash requirements necessary to service interest or principal payments on the Company’s debt. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements. In addition, other companies in the Company’s industry may calculate Adjusted EBITDA differently than it does, limiting its usefulness as a comparative measure.

The following table reconciles net earnings (loss) as reflected in the Company’s consolidated statements of operations prepared in accordance with GAAP to Adjusted EBITDA (figures may not sum due to rounding):

(in millions)	Fourth Quarter Ended		Fiscal Year Ended
	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014	Thirty-nine Weeks Ended August 2, 2014	Thirteen Weeks Ended November 2, 2013
	(Successor)	(Successor)	(Successor)	(Combined)	(Successor)	(Predecessor)
Net earnings (loss)	$(32.9)	$(42.1)	$14.9	$(147.2)	$(134.1)	$(13.1)
Income tax expense (benefit)	(21.0)	(23.4)	13.1	(81.9)	(89.8)	7.9
Interest expense, net	72.0	72.7	289.9	270.1	232.7	37.3
Depreciation expense	49.0	40.0	185.6	147.6	113.3	34.2
Amortization of intangible assets and favorable lease commitments	29.8	49.5	137.3	160.3	148.6	11.7
EBITDA	$97.0	$96.7	$640.8	$348.9	$270.8	$78.1

Amortization of inventory step-up (a)	—	—	6.8	129.6	129.6	—
Incremental rent expense (b)	2.8	2.8	11.0	9.3	8.5	0.8
Transaction and other costs (c)	4.3	2.1	19.4	164.8	55.4	109.4
Non-cash stock-based compensation	(6.3)	1.5	0.1	8.8	6.2	2.5
Equity in loss of Asian e-commerce retailer/professional fees (d)	—	—	—	5.1	3.6	1.5
Expenses related to cyber-attack (e)	—	4.0	4.1	12.6	12.6	—
Management fee due to former sponsors (f)	—	—	—	2.8	—	2.8
Expenses incurred in connection with openings of new stores/remodels of existing stores (g)	3.0	2.2	12.3	5.8	4.0	1.8
Expenses incurred in connection with strategic initiatives (h)	5.1	1.9	11.6	5.9	5.7	0.2
Other expenses (i)	2.0	—	4.3	4.8	4.8	—
Adjusted EBITDA	$107.9	$111.3	$710.6	$698.4	$501.3	$197.2

(a)	The carrying values of inventories acquired in connection with the Acquisition and the acquisition of MyTheresa were stepped up to estimated fair value as of the respective acquisition dates and amortized into cost of goods sold as the acquired inventories were sold.
(b)	Rental obligations and deferred real estate credits were revalued at fair value in connection with the Acquisition. These fair value adjustments increase post-acquisition rent expense.
(c)	Amounts relate to costs and expenses incurred in connection with the Acquisition and the acquisition of MyTheresa.
(d)	Amounts relate to our equity in losses and professional fees incurred in connection with our prior non-controlling investment in an Asian e-commerce retailer.
(e)	For further description of the cyber-attack, see “Risk Factors” in the Company’s Annual Report on Form 10-K and the notes to consolidated financial statements included therein.
(f)	Amounts represent management fees paid to former sponsors prior to the Acquisition.
(g)	Amounts represent direct and incremental expenses incurred in connection with the openings of new stores as well as remodels to our existing stores.
(h)	Amounts represent direct expenses incurred in connection with strategic initiatives, primarily NMG One and Organizing for Growth.
(i)	Amounts consist primarily of expenses incurred in connection with settlements of class action litigation claims.

NEIMAN MARCUS GROUP LTD LLC
NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

Additionally, in this press release the Company has presented its results of operations for the fiscal year ended August 1, 2015 by comparing them to the combined amounts obtained by adding the results of operations for the Predecessor thirteen week period ended November 2, 2013 and the Successor thirty-nine week period ended August 2, 2014 because the Company believes that it assists readers in understanding and assessing the trends and significant changes in its results of operations, provides a more meaningful method of comparison and does not impact the drivers of the financial changes between the relevant periods. This presentation is not in accordance with GAAP and should not be considered a substitute for analysis of the Company’s results as reported under GAAP. The combined results of operations have also not been prepared on a pro forma basis under applicable regulations and may not reflect the actual results the Company would have achieved absent the Acquisition and may not be predictive of future results of operations.

The following tables present the Company’s results of operations for fiscal year 2014 on a GAAP basis showing separate Predecessor and Successor periods and on a combined basis (figures may not sum due to rounding):

(in thousands)	Fiscal Year Ended August 2, 2014	Thirty-nine Weeks Ended August 2, 2014	Thirteen Weeks Ended November 2, 2013
	(Combined)	(Successor)	(Predecessor)

Revenues	$4,839,331	$3,710,193	$1,129,138
Cost of goods sold including buying and occupancy costs	3,248,396	2,562,988	685,408
Selling, general and administrative expenses	1,101,394	835,006	266,388
Income from credit card program	(55,325)	(40,672)	(14,653)
Depreciation expense	147,573	113,334	34,239
Amortization of intangible assets	115,303	108,052	7,251
Amortization of favorable lease commitments	45,043	40,574	4,469
Other expenses	195,980	82,080	113,900

Operating earnings	40,967	8,831	32,136

Interest expense, net	270,054	232,739	37,315

Earnings (loss) before income taxes	(229,087)	(223,908)	(5,179)

Income tax expense (benefit)	(81,906)	(89,825)	7,919

Net earnings (loss)	$(147,181)	$(134,083)	$(13,098)

(in millions)	Fiscal Year Ended August 2, 2014	Thirty-nine Weeks Ended August 2, 2014	Thirteen Weeks Ended November 2, 2013
	(Combined)	(Successor)	(Predecessor)

Capital expenditures	$174.0	$138.0	$36.0

Depreciation expense	$147.6	$113.3	$34.2
Amortization of intangible assets	$115.3	$108.1	$7.3
Amortization of favorable lease commitments	$45.0	$40.6	$4.5

Rent expense	$103.7	$79.6	$24.1

Adjusted EBITDA	$698.4	$501.3	$197.2

CONTACT:
Neiman Marcus Group LTD LLC
Stacie Shirley, 214-757-2967
Senior Vice President – Finance
and Treasurer
or
Mark Anderson, 214-757-2934
Director – Finance